Exhibit 99.2

First Amended Complaint in the Maryland Litigation

(see attached)

	ALLEN R. HARTMAN	*	IN THE
11211 Katy Freeway, Suite 309
	Houston, TX 77079	*	CIRCUIT COURT

	and	*	FOR

	HARTMAN VREIT XXI, INC.,	*	BALTIMORE CITY
11211 Katy Freeway, Suite 309
	Houston, TX 77079	*	Case No.: 24C23003722

	Plaintiffs,	*

	v.	*

	SILVER STAR PROPERTIES REIT, INC.	*
(F/K/A HARTMAN SHORT TERM
	INCOME PROPERTIES XX, INC.)	*
300 E. Lombard Street
	Baltimore, MD 21202	*

SERVE ON:	Resident Agent	*
Incorp. Services, Inc.
	1519 York Road	*
Lutherville, MD 21093
	and	*

	GERALD W. HADDOCK, CHAIRMAN OF	*
THE EXECUTIVE COMMITTEE, in his
	capacity as a member of the Board of	*
Directors and Executive Committee of Silver
	Star Properties REIT, Inc.	*
300 E. Lombard Street
	Baltimore, MD 21202	*

SERVE ON:	Resident Agent	*
Incorp. Services, Inc.
	1519 York Road	*
Lutherville, MD 21093
	and	*

	JACK I. TOMPKINS, DIRECTOR,	*
EXECUTIVE COMMITTEE in his capacity
	as a member of the Board of Directors and	*
Executive Committee of Silver Star Properties
	REIT, Inc.	*
300 E. Lombard Street
	Baltimore, MD 21202	*

SERVE ON:	Resident Agent	*
Incorp. Services, Inc.
	1519 York Road	*
Lutherville, MD 21093
and		*

JAMES S. STILL, DIRECTOR, EXECUTIVE		*
COMMITTEE in his capacity as a member of
the Board of Directors and Executive		*
Committee of Silver Star Properties REIT, Inc.
300 E. Lombard Street		*
Baltimore, MD 21202
*
SERVE ON:	Resident Agent
	Incorp. Services, Inc.	*
1519 York Road
	Lutherville, MD 21093	*

Defendants.		*

* * * * * * * * * * *		*	* * * * * * * * * * *

FIRST AMENDED COMPLAINT FOR DECLARATORY AND PRELIMINARY AND PERMANENT INJUNCTIVE RELIEF

Allen R. Hartman and Hartman vREIT XXI, Inc., stockholders of more than 5% of the common stock of Silver Star Properties REIT, Inc. (“Silver Star”), a Maryland corporation, file this Amended Complaint to compel Silver Star and its board of directors to hold an annual meeting of stockholders as required by Md. Corp. and Assn. art. § 2-501, to compel Silver Star to provide a stockholder list to plaintiffs as required by Md. Corp. and Assn. art. § 2-513, to declare a purported amended bylaw passed in response to this suit in an attempt to avoid an annual stockholder meeting void and unenforceable, and for preliminarily and permanent injunctive relief requiring Silver Star to provide a stockholder list to plaintiffs and to enjoin Silver Star from proceeding under the amended bylaw, and allege as follows:

INTRODUCTION

1.            As more fully set forth below, the current directors (other than Allen Hartman) of Silver Star (the “Directors”) are seeking to entrench themselves by doing everything possible to avoid an annual meeting at which new directors can be elected. The Directors have: (1) refused to call an annual meeting of stockholders as required by the Maryland General Corporation Law, Md. Corps. & Assn’s §§ 1-101 through 3-907 (the “MGCL”); (2) refused to provide plaintiffs with access to a stockholder list as required by the MGCL; and (3) in response to the original complaint in this action seeking an order compelling an annual meeting, have purported to amend the bylaws of Silver Star (the “Bylaws”) to allow Silver Star to avoid holding an annual meeting. The amendment to the Bylaws violates the MGCL and the Third Amended and Restated Articles of Incorporation of Silver Star, as corrected and amended to date (the “Charter”) and/or was passed in bad faith.

The entrenched directors are proceeding to solicit stockholders of Silver Star pursuant to the purportedly amended Bylaws. Plaintiffs seek preliminary and permanent injunctive relief against any solicitation pursuant to the amended Bylaws, a declaration that the amended Bylaws is void and unenforceable, an order compelling Silver Star to provide plaintiffs with its stockholder list and an order compelling the holding of an annual meeting.

The Parties

2.            Plaintiff Allen R. Hartman (“Hartman”) owns shares of Silver Star’s common stock.

3.            Plaintiff Hartman vREIT XXI, Inc. (“Hartman vREIT”) owns shares of Silver Star’s common stock.

4.            Hartman and Hartman vREIT together are the record owners of more than 5% of the outstanding shares of common stock of Silver Star and have been such record owners for at least six months.

5.            Defendant Silver Star is a Maryland corporation taxed as a Real Estate Investment Trust (“REIT”). While Silver Star is registered with the Securities and Exchange Commission, its stock is not publicly traded.

6.            Defendants Gerald W. Haddock, Jack I. Thompkins, and James S. Still are Directors of Silver Star and comprise its Executive Committee through which Silver Star purports to operate.

7.            The Directors are subject to personal jurisdiction in Maryland by virtue of being directors of a Maryland corporation. Under Maryland law, service on directors of a Maryland corporation is effective by serving the Resident Agent of the corporation for which they are directors. Md. Code Ann., Cts. and Jud. Proc. § 6-102.1.

The Underlying Dispute

8.            Hartman and the Directors who serve on the Executive Committee have been involved in disputes. Hartman, while still a director of Silver Star, was removed from its Executive Committee.

9.            As relevant here, Hartman believes that the Executive Committee has embarked on a plan of action for Silver Star to sell its current assets comprised of commercial real estate in Texas at too low a value and to embark on an unwise strategy of investing in self-storage facilities.

10.          The entrenched Executive Committee disagrees with Hartman.

11.          Plaintiffs seek the ability afforded to them under the MGCL and the Charter and Bylaws to vote for directors at a duly called annual meeting of stockholders and/or to communicate with Silver Star’s stockholders who can decide to vote for directors who express their view of the direction Silver Star should take by voting for directors in a usual stockholder election.

COUNT I

(FAILURE TO HOLD A STOCKHOLDER MEETING)

12.          The allegations in paragraphs 1 – 11 are incorporated herein by reference.

13.          Section 2-501 of the MGCL (“Section 2-501”) provides that a “corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers[,]”

14.          The annual meeting of stockholders of a corporation provides an opportunity for stockholders to elect members of the Board of Directors.

15.          Section 8.1 of the Charter provides as follows:

There shall be an annual meeting of the Stockholders, to be held upon written notice at such time (at least 30 days after the delivery of the annual report) and convenient location, within or outside of the State of Maryland, as shall be determined by or in the manner prescribed by the Bylaws, for the election of the Directors . . . The Directors shall take reasonable steps to ensure that the annual meeting is held.

(Emphasis added).

16.          Prior to August 25, 2023, when this suit was filed, Section 2 of Article II of the Silver Star’s Bylaws provided that “[a]n annual meeting for the election of directors . . . shall be held on a date and time set by the Board of Directors in each year commencing with calendar year 2010.”

17.          Silver Star failed to hold an annual meeting in 2022 and has not held, or indicated that it intends to hold, an annual meeting thus far in 2023.

18.          To assure that Silver Star would hold an annual meeting in 2023, counsel for Hartman wrote to the Senior Vice-President and General Counsel of the Company (“Silver Star’s Counsel”) in a letter dated July 19, 2023 transmitted by e-mail seeking confirmation that Silver Star would hold an annual meeting on or before December 31, 2023 as required by Section 2-501, the Charter and the Legal Bylaws. A copy of the letter is appended as Exhibit 1.

19.          A simple confirmation that such a meeting would be scheduled and held would have obviated the need for this lawsuit.

20.          Instead, Silver Star’s Counsel ambiguously responded to multiple requests for confirmation that an annual meeting would be scheduled and held on or before December 31, 2023. In the final request, Mr. Hartman’s counsel again asked for confirmation that the prior response meant that such a meeting would be held on or before December 31, 2023 and “[i]f I do not hear from you by August 10th, then I will assume that you are unwilling to confirm that a meeting will be called in 2023. . .” Silver Star’s Counsel again responded ambiguously that “The timing of a meeting is up to the Executive Committee . . . I have made all of the representations that I can give you at the present time.” A copy of the chain of e-mails is attached as Exhibit 2.

21.          The failure to simply confirm that an annual meeting of stockholders will be scheduled and held on or before December 31, 2023 was all the more troubling given ongoing disputes between Mr. Hartman and the other members of Silver Star’s Directors.

22.          On August 25, 2023, counsel for plaintiffs provided a copy of the original complaint in this matter to Silver Star’s Counsel by e-mail.

23.          On August 30, 2023, Silver Star filed a Current Report on Form 8-K with the SEC to disclose that, effective August 28, 2023 – just three days after receiving a copy of the original complaint – the Executive Committee had amended Section 2 of Article II of the Legal Bylaws, pursuant to a First Amendment to the Bylaws of Silver Star (the “Amended Bylaw”), to purportedly permit stockholders to elect directors “without a meeting, if a consent in writing or by electronic transmission to such action is given by a quorum of the stockholders[.]” A copy of the Amended Bylaw is attached as Exhibit 3.

24.          The Executive Committee’s action in approving the Amended Bylaw was, in addition to being unlawful as discussed in Count III below, clearly taken in an attempt to accomplish an end run around having an annual meeting, entrenching the Executive Committee, and disenfranchising stockholders, including plaintiffs, of their important right to vote for directors of their choice at a duly called and held annual meeting.

25.          Given the timetable that must be followed in scheduling an annual meeting, plaintiffs are filing herewith a motion to expedite consideration of this matter.

COUNT II

(Failure to Comply With Stockholder Demand To Inspect Stock Ledger and
Injunctive Relief)

26.          The allegations in paragraphs 1 – 11 are incorporated herein by reference.

27.          Section 2-513 of the MGCL (“Section 2-513”) provides that stockholders who “together are and for at least six months have been stockholders of record . . . of at least 5 percent of the outstanding stock of any class of a corporation” have the right “on request or in writing or by electronic transmission, inspect and copy during usual business hours the corporation’s books of account and its stock ledger. . ..”

28.          In addition to the unqualified right afforded by Section 2-513, Section 8.7 and Section 8.8 of the Charter guarantees to “any Stockholder” the right to inspect and copy Silver Star’s stockholder list “in connection with matters relating to Stockholder’s voting rights, and the exercise of Stockholder rights under federal proxy laws.”

29.          On August 25, 2023, pursuant to Section 2-513(b) and the Charter, plaintiffs demanded that Silver Star permit them to inspect and copy Silver Star’s stock ledger within 20 days of the request and requested that such list be provided electronically. A copy of the demand is appended as Exhibit 4.

30.          As with the demand for an annual meeting of stockholders, Silver Star did not respond.

31.          By e-mail dated September 19, 2023, counsel for plaintiffs asked in-house counsel for Silver Star to confirm that Silver Star’s stock ledger was available.

32.          Silver Star again did not respond.

33.          By e-mail dated September 25, 2023, counsel for plaintiffs advised counsel for Silver Star that Tom Lightsey of Holman Fenwick Willan LLP in Houston, Texas, as the plaintiffs’ agent, would be at Silver Star’s principal office on Tuesday, September 26, 2023 between 2:00 p.m. and 5:00 p.m. for the purpose of inspecting and copying Silver Star’s stock ledger.

34.          Silver Star’s Counsel responded that Silver Star would not permit inspection and, as a basis therefor, incorrectly asserted (citing to case law from outside Maryland that addressed the law of the District of Columbia) that plaintiffs did not articulate a legitimate purpose for the requested inspection.

35.          Plaintiffs seek to inspect the stock ledger so that they have the ability to communicate with stockholders. Neither the MGCL nor the Charter requires plaintiffs to articulate any basis for demanding such inspection.

36.          Silver Star’s rejection of the demand for inspection was improper.

37.          Silver Star is contacting stockholders pursuant to the Amended Bylaw challenged herein.

38.          By refusing to provide Plaintiffs with a stockholder list, Silver Star and the Executive Committee are improperly attempting to preclude Plaintiffs from communicating with Silver Star’s stockholders regarding the election of directors.

39.          The request for inspection of the stockholder list is urgent and requires preliminary injunctive relief.

40.          Plaintiffs will be irreparably injured if Silver Star and the Executive Committee can contact stockholders but they cannot.

COUNT III

(Declaration that Purported Bylaw Amendment Is Void and Unenforceable and Preliminary and Permanent Injunctive Relief)

41.          The allegations in paragraphs 1-11 are incorporated herein by reference.

42.          Plaintiffs seek a declaratory judgment pursuant to Md. Code. Ann., Cts. & Jud. Proc. Art. Section 3-406 to determine a question of actual controversy between the parties. Plaintiffs’ status as stockholders are being affected by the Amended Bylaw which violates Maryland law.

43.          The Amended Bylaw purports to allow the election of directors and transaction of business without an annual meeting of the stockholders of Silver Star “if a consent in writing or by electronic submission to such action is given by a quorum of the stockholders[.]”

44.          The Amended Bylaw is void and unenforceable for any of three reasons: (1) the right to amend the bylaws cannot be delegated to an Executive Committee; (2) the Amended Bylaw violates MGCL 2-505(b)(2) because the Charter does not permit the purported change; and/or (3) the Amended Bylaw was enacted in bad faith in response to this lawsuit in an attempt to avoid holding an annual meeting.

45.          The Amended Bylaw states that it was passed “by the Executive Committee (the ‘Committee’) of the Board of Directors (the ‘Board’) of the Company exercising its decision-making power of the Board[.]”

46.          The Amended Bylaw is void and unenforceable because MGCL Section 2-411(a)(2)(iii) expressly prohibits the Board from delegating to the Executive Committee the power to amend the Bylaws.

47.          Alternatively, the Amended Bylaw is void and unenforceable because Silver Star’s Charter does not permit a consent to the election of directors by less than unanimous consent of the stockholders. MGCL Section 2-505(b)(2) provides that the right of common stockholders entitled to elect directors cannot be amended without unanimous stockholder consent unless the charter of the corporation so provides:

If authorized by the charter of a corporation, the holders of shares of common stock entitled to vote generally in the election of directors may take action or consent to any action by providing a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting at which all stockholders entitled to vote on the action were present and voted if the corporation gives notice of the action not later than 10 days after the effective date of the action to each holder of shares of the class or series of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

(Emphasis added).

48.          The Charter does not authorize the holders of Silver Star’s common stock to take action (including consenting to the election of directors without an annual meeting) other than with the unanimous consent thereof.

49.          Section 2-210(a) of the MGCL prohibits the bylaws of a Maryland corporation from containing any provision that is “inconsistent with law[.]” The Amended Bylaw is “inconsistent with law” because it provides that directors can be elected without unanimous consent which is not authorized by the Charter.

50.          Even if the Charter authorized stockholders to take action without unanimous consent, it is improper for the Directors to avoid an annual meeting by amending the Bylaws to write out the provisions requiring an annual meeting.

51.          Alternatively, even if the Amended Bylaw was duly adopted, a bylaw will not be enforced “if it was adopted in bad faith, for the purpose of entrenching the corporation’s board of directors and not for the benefit of stockholders.” Hanks, James J, Jr., Maryland Corporation Law, § 3.12.

52.          The Amended Bylaw was adopted in bad faith in response to this lawsuit seeking an annual meeting of the stockholders at which directors could be elected to determine the direction the corporation should take.

53.          Silver Star is contacting stockholders pursuant to the Amended Bylaw.

54.          Plaintiffs’ rights as stockholders of Silver Star will be irreparably harmed in the absence of injunctive relief prohibiting Silver Star from soliciting stockholder consent to dispense with an annual meeting pursuant to the Amended Bylaw.

WHEREFORE, plaintiff requests the Court to:

1.	Order the Executive Committee and the Board of Silver Star to schedule and hold an annual meeting of its stockholders on or before a date certain in accordance with the requirements of the Maryland Code and the Charter and legal Bylaws;

2.	Order Silver Star to provide the stock ledger to plaintiffs for inspection and copying (or by electronic transmission) within five (5) days;

3.	Declare the Amended Bylaw void and unenforceable;

4.	Preliminarily and permanently enjoin Silver Star from seeking consents for the election of directors without an annual meeting pursuant to the Amended Bylaw.

5.	Enter a preliminary injunction compelling Silver Star to provide the stockholder list to plaintiffs; and

6.	For such other and further relief as the nature of the cause may require.

DATED: October 19, 2023	Respectfully submitted,

/s/
Jerrold A. Thrope (CPF #8105010249)
Gordon Feinblatt LLC
1001 Fleet Street, Suite 700
Baltimore, Maryland 21202
jthrope@gfrlaw.com
(410) 576-4295 (Phone/Fax)

Counsel for Plaintiffs

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that on this 19th day of October, 2023, a copy of the foregoing Amended Complaint will be served on the resident agent for all defendants.

/s/
Jerrold A. Thrope

GORDON·FEINBLATT LLC
ATTORNEYS AT LAW

ANDREW D. BULGIN
PHONE/FAX 410.576.4280
abulgin@gfrlaw.com

1001 FLEET STREET
SUITE 700
BALTIMORE, MD 21202-4346
410 576 4000
www.gfrlaw.com

July 19, 2023

VIA EMAIL (mracusin@hi-reit.com)

Michael Racusin, Esquire
Senior Vice President and General Counsel
Silver Star Properties REIT, Inc.
2909 Hillcroft, Suite 420
Houston, TX 77057

Re: Allen Hartman

Dear Mr. Racusin:

This firm represents Allen R. Hartman, Hartman vREIT XXI, Inc., and Hartman XX Holdings, Inc., who, along with their related entities (collectively, the "Hartman Entities"), own shares of common stock of Silver Star Properties REIT, Inc., a Maryland corporation ("Silver Star").

Section 2-501(a) of the Maryland General Corporation Law provides that a Maryland corporation "***shall hold*** an annual meeting of its stockholders to elect directors and transact any other business within its powers." Similarly, Section 2 of Article II of Silver Star's bylaws (the "Bylaws") provides that "[a]n annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation ***shall be held*** on a date and at the time set by the Board of directors in each year[.]"

Silver Star has repeatedly breached Maryland law and the Bylaws by not holding an annual meeting of stockholders. Silver Star has not yet held an annual meeting in 2023 and Mr. Hartman told us that Silver Star's board of directors has indicated to him that it does not intend to call or convene an annual meeting in 2023. To avoid any director entrenchment, the Hartman Entities believe that it is imperative that stockholders be given the opportunity to elect directors who will represent them and serve their interests.

Please confirm by August 2, 2023 that the board of directors of Silver Star will call and convene an annual meeting of stockholders on or before December 31, 2023. If Silver Star fails to comply with this demand, then the Hartman Entities will promptly file suit to compel an

EXHIBIT 1

GORDON·FEINBLATT LLC
ATTORNEYS AT LAW

Michael Racusin, Esquire
July 19, 2023
Page 2

annual meeting and/or take such other actions as they deem appropriate to ensure that the composition of the board of directors properly reflects the will of the stockholders.

Sincerely,

DocuSigned by:
Andrew Bulgin
57AB9D99D0A34AB...
Andrew D. Bulgin

cc: Mr. Allen R. Hartman (via e-mail)
Jerrold A. Thrope, Esq. (via email)

Thrope, Jerrold A.

From:	Bulgin, Andrew D.
Sent:	Tuesday, August 8, 2023 3:27 PM
To:	Michael Racusin
Cc:	Thrope, Jerrold A.
Subject:	RE: Silver Star Properties REIT, Inc. - Allen Hartman

Michael,

I note that you have not returned my call from last week or responded in a meaningful way to my last email asking for a very straight-forward response to our demand. If you fail to confirm – in no uncertain terms – by the close of business tomorrow that Silver Star's Board will call an annual meeting of stockholders to be held on or before December 31, 2023, then the Hartman Entities will file a complaint in the Circuit Court for Baltimore City, Maryland against Silver Star and its Board pursuant to which it will seek to compel a 2023 annual meeting. We will not reach out again before filing suit.

ANDY

ANDREW BULGIN, MEMBER
GORDON FEINBLATT LLC
1001 FLEET STREET, SUITE 700, BALTIMORE, MD 21202
DIRECT DIAL AND FAX: (410) 576-4280
MOBILE: (443) 857-1133
E-MAIL: ABULGIN@GFRLAW.COM
BIO: HTTP://WWW.GFRLAW.COM/ANDREW_BULGIN/

From: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Sent: Thursday, August 3, 2023 3:24 PM
To: Michael Racusin <mracusin@hi-reit.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: RE: Silver Star Properties REIT, Inc. - Allen Hartman

EXHIBIT 2

With respect, your responses appear disingenuous and evasive. I'm not asking you to commit to a date in 2023 on which the meeting will be held. I'm simply asking you to confirm that Silver Star's Board will call an annual meeting to be held on SOME DATE in 2023. You seem to not want to do that. The Maryland General Corporation Law and Silver Star's bylaws require

1

an annual meeting each year. So, my request simply calls for a yes or no answer – will the Board call an annual meeting of stockholders to be held on SOME DATE in 2023?

ANDY

ANDREW BULGIN, MEMBER
GORDON FEINBLATT LLC
1001 FLEET STREET, SUITE 700, BALTIMORE, MD 21202
DIRECT DIAL AND FAX: (410) 576-4280
MOBILE: (443) 857-1133
E-MAIL: ABULGIN@GFRLAW.COM
BIO: HTTP://WWW.GFRLAW.COM/ANDREW_BULGIN/

From: Michael Racusin <mracusin@hi-reit.com>
Sent: Thursday, August 3, 2023 3:17 PM
To: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: [EXTERNAL] RE: Silver Star Properties REIT, Inc. - Allen Hartman

Attention: This email was sent from someone outside of Gordon Feinblatt LLC. Always use caution when opening attachments or clicking links from unknown senders or when receiving unexpected emails.

The timing of a meeting is up to the Executive Committee of the Company's Board of Directors. I have made all of the representations that I can give to you at the current time.

Yours truly,

MICHAEL RACUSIN | SENIOR VICE PRESIDENT AND GENERAL COUNSEL
SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft Suite 420
Houston, TX 77057

800.880.2212 Toll Free | 713.586.2612 Office | 713.724.3708 Cell
mracusin@hi-reit.com | www.hi-reit.com

CONFIDENTIALITY NOTICE: The information contained in this message (including attachments) is legally privileged and confidential and protected from disclosure by the Electronic Communications Privacy Act, 18 USC 2510-2521. If the reader of the message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution, or copying of this communication is strictly prohibited. If you received this communication in error, please notify us immediately and delete the original message. Thank you.

2

From: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Sent: Thursday, August 3, 2023 1:20 PM
To: Michael Racusin <mracusin@hi-reit.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: RE: Silver Star Properties REIT, Inc. - Allen Hartman

Mr. Racusin,

Although you seem reluctant for some reason to provide a straight-forward answer to a very simple and straight-forward question, I interpret your response to mean that the Board and/or its Executive Committee will call an annual meeting of stockholders to be held on or before December 31, 2023. Please let me know immediately if my interpretation of your response is correct or incorrect so that the Hartman Entities can take appropriate action. If I do not hear from you by August 10th, then I will assume that you are unwilling to confirm that a meeting will be called in 2023 and the Hartman Entities will act accordingly.

ANDY

ANDREW BULGIN, MEMBER
GORDON FEINBLATT LLC
1001 FLEET STREET, SUITE 700, BALTIMORE, MD 21202
DIRECT DIAL AND FAX: (410) 576-4280
MOBILE: (443) 857-1133
E-MAIL: ABULGIN@GFRLAW.COM
BIO: HTTP://WWW.GFRLAW.COM/ANDREW_BULGIN/

From: Michael Racusin <mracusin@hi-reit.com>
Sent: Thursday, August 3, 2023 11:15 AM
To: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: [EXTERNAL] RE: Silver Star Properties REIT, Inc. - Allen Hartman

Attention: This email was sent from someone outside of Gordon Feinblatt LLC. Always use caution when opening attachments or clicking links from unknown senders or when receiving unexpected emails.

3

Mr. Bulgin,

To answer your question, they intend to comply with the requirements. The actual timing is up to the and the Executive Committee of the Company's Board of Directors.

Yours truly,

MICHAEL RACUSIN | SENIOR VICE PRESIDENT AND GENERAL COUNSEL
SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft Suite 420
Houston, TX 77057

800.880.2212 Toll Free | 713.586.2612 Office | 713.724.3708 Cell
mracusin@hi-reit.com | www.hi-reit.com

SILVER STAR
— PROPERTIES —

CONFIDENTIALITY NOTICE: The information contained in this message (including attachments) is legally privileged and confidential and protected from disclosure by the Electronic Communications Privacy Act, 18 USC 2510-2521. If the reader of the message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution, or copying of this communication is strictly prohibited. If you received this communication in error, please notify us immediately and delete the original message. Thank you.

From: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Sent: Tuesday, August 1, 2023 4:03 PM
To: Michael Racusin <mracusin@hi-reit.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: RE: Silver Star Properties REIT, Inc. - Allen Hartman

Mr. Racusin,

Thank you for your response. To make sure that I correctly understand your statement, please confirm, as requested in my letter, that Silver Star Properties REIT, Inc. intends to call an annual meeting of stockholders to be held on or before December 31, 2023.

ANDY

ANDREW BULGIN, MEMBER
GORDON FEINBLATT LLC
1001 FLEET STREET, SUITE 700, BALTIMORE, MD 21202
DIRECT DIAL AND FAX: (410) 576-4280
MOBILE: (443) 857-1133
E-MAIL: ABULGIN@GFRLAW.COM
BIO: HTTP://WWW.GFRLAW.COM/ANDREW_BULGIN/

4

From: Michael Racusin <mracusin@hi-reit.com>
Sent: Tuesday, August 1, 2023 4:36 PM
To: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: [EXTERNAL] RE: Silver Star Properties REIT, Inc. - Allen Hartman

Attention: This email was sent from someone outside of Gordon Feinblatt LLC. Always use caution when opening attachments or clicking links from unknown senders or when receiving unexpected emails.

Mr. Bulgin,

Thank you for contacting me about this issue. Please be advised that Silver Star Properties REIT, Inc. (the "Company") and the Executive Committee of the Company's Board of Directors intends to comply with the terms of the Company's governing documents and applicable law.

Yours truly,

MICHAEL RACUSIN | SENIOR VICE PRESIDENT AND GENERAL COUNSEL
SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft Suite 420
Houston, TX 77057

800.880.2212 Toll Free | 713.586.2612 Office | 713.724.3708 Cell
mracusin@hi-reit.com | www.hi-reit.com

SILVER STAR
— PROPERTIES —

CONFIDENTIALITY NOTICE: The information contained in this message (including attachments) is legally privileged and confidential and protected from disclosure by the Electronic Communications Privacy Act, 18 USC 2510-2521. If the reader of the message is not the intended recipient, you are hereby notified that any retention, dissemination, distribution, or copying of this communication is strictly prohibited. If you received this communication in error, please notify us immediately and delete the original message. Thank you.

5

From: Bulgin, Andrew D. <abulgin@gfrlaw.com>
Sent: Wednesday, July 19, 2023 3:38 PM
To: Michael Racusin <mracusin@hi-reit.com>
Cc: Thrope, Jerrold A. <jthrope@gfrlaw.com>
Subject: Silver Star Properties REIT, Inc. - Allen Hartman

Dear Mr. Racusin,

Please see the attached letter.

ANDY

ANDREW BULGIN, MEMBER
GORDON FEINBLATT LLC
1001 FLEET STREET, SUITE 700, BALTIMORE, MD 21202
DIRECT DIAL: (410) 576-4280
MOBILE: (443) 857-1133
E-MAIL: ABULGIN@GFRLAW.COM
BIO: HTTP://WWW.GFRLAW.COM/ANDREW_BULGIN/

GORDON·FEINBLATT LLC
ATTORNEYS AT LAW

The information supplied in this message may be legally privileged. If you are the intended recipient of this message, the sender does not intend delivery to you to waive any privilege or right pertaining to this message. If you have received this message in error, please immediately notify the sender by return e-mail, and delete the errant message. Thank you.

The information supplied in this message may be legally privileged. If you are the intended recipient of this message, the sender does not intend delivery to you to waive any privilege or right pertaining to this message. If you have received this message in error, please immediately notify the sender by return e-mail, and delete the errant message. Thank you.

The information supplied in this message may be legally privileged. If you are the intended recipient of this message, the sender does not intend delivery to you to waive any privilege or right pertaining to this message. If you have received this message in error, please immediately notify the sender by return e-mail, and delete the errant message. Thank you.

The information supplied in this message may be legally privileged. If you are the intended recipient of this message, the sender does not intend delivery to you to waive any privilege or right pertaining to this message. If you have received this message in error, please immediately notify the sender by return e-mail, and delete the errant message. Thank you.

6

EX-3.1 2 firstamendmenttothebylawso.htm EX-3.1

FIRST AMENDMENT TO THE BYLAWS OF SILVER STAR PROPERTIES REIT, INC.

a Maryland corporation

This FIRST AMENDMENT TO THE BYLAWS ("First Amendment") of SILVER STAR PROPERTIES REIT, INC. (F/K/A HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.), a Maryland corporation (the "Company") is entered into and effective as of August 28, 2023, by the Executive Committee (the "Committee") of the Board of Directors ("Board") of the Company exercising its decision-making power of the Board. All defined terms not defined herein shall have the meaning ascribed to them in the Bylaws (as defined below).

RECITALS:

WHEREAS, the Company is governed by the bylaws of the Company effective as of March 30, 2009 (the "Bylaws");

WHEREAS, pursuant to Article XIV of the Bylaws the Board of Directors may adopt, alter or repeal the Bylaws; and

WHEREAS, the Committee wishes to alter the Bylaws as stated herein.

AGREEMENT:

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. Article II, "Meetings of Stockholders", Section 2, "Annual Meeting" shall be deleted in its entirety and replaced with:

   "The stockholders shall elect directors and transact any business within the powers of the Corporation either (i) in person at an annual meeting, which may be accomplished telephonically or remotely via the internet, or (ii) without a meeting, if a consent in writing or by electronic transmission to such action is given by a quorum of the stockholders, at the discretion of the Board of Directors."

2. Article II, "Meetings of Stockholders", Section 4, "Notice" shall be amended to allow notice to be sent electronically and such notice shall be deemed delivered immediately after sending to the stockholder's email address of record.

[Signatures appear on the following page]

EXHIBIT 3

IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto. I s Gerald Haddock Gerald Haddock, Executive Cha irman Is Jack Tompkins Jack Tompkins, Director /s Jam es Still Jame s Still, Director

GORDON • FEINBLATT LLC
ATTORNEYS AT LAW

ANDREW D. BULGIN
PHONE/FAX 410.576.4280
abulgin@gfrlaw.com

1001 FLEET STREET
SUITE 700
BALTIMORE, MD 21202-4346
410.576.4000
www.gfrlaw.com

August 25, 2023

VIA EMAIL (mracusin@hi-reit.com)

Michael Racusin, Esquire
Senior Vice President and General Counsel
Silver Star Properties REIT, Inc.
2909 Hillcroft, Suite 420
Houston, TX 77057

Re: Hartman Entities – Books and Records Demand

Dear Mr. Racusin:

As you know, this firm represents Allen R. Hartman, Hartman vREIT XXI, Inc. ("vREIT"), and certain of their related entities. Based on the number of issued and outstanding shares of common stock of Silver Star Properties REIT, Inc., a Maryland corporation ("Silver Star"), reported in Silver Star's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2023, Mr. Hartman and vREIT are the record owners of, in the aggregate, at least 5% of the issued and outstanding shares of Silver Star's common stock, and they have held such shares for at least six months. Although Silver Star's stock records should be sufficient to establish the foregoing ownership assertion, we have attached hereto certifications by Mr. Hartman and vREIT as to their record ownership of the common stock.

Pursuant to Section 2-513 of the Maryland General Corporation Law (the "MGCL"), Mr. Hartman and vREIT hereby request a copy of Silver Star's stock ledger or, in the event that Silver Star does not maintain the original or a duplicate stock ledger at its principal office, a list of Silver Star's stockholders that includes their names and contact information from Silver Star's transfer agent. In accordance with MGCL Section 2-513(c), the foregoing records must be made available within 20 days of the date hereof (*i.e.*, by September 14, 2023), and we request that it be made available by electronic transmission sent to the undersigned.

This letter should not be construed as a request under Rule 14a-7 of the Securities and Exchange Act of 1934, as amended, although the Hartman Entities reserve all rights to request stockholder information pursuant to such rule.

EXHIBIT 4

GORDON·FEINBLATT LLC
ATTORNEYS AT LAW

Michael Racusin, Esquire
August 25, 2023
Page 2

We thank you in advance for your prompt attention to this matter.

Sincerely,

DocuSigned by:
Andrew Bulgin
57A89D99D9A34A8...
Andrew D. Bulgin

cc: Mr. Allen R. Hartman (via e-mail)
Jerrold A. Thrope, Esq. (via email)